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                                                                    Exhibit 16.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 5, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Form 8-K dated as of June 5, 2002, of Genaissance Pharmaceuticals, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                            Very truly yours,

                                            /s/ ARTHUR ANDERSEN LLP
                                            -----------------------------------
                                            Arthur Andersen LLP


cc:  Mr. Kevin Rakin, President
          and Chief Financial Officer